Exhibit 10.12

*Confidential Treatment Requested

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT is made and entered into as of June 29, 2004 (as it may be modified, supplemented or amended from time to time in accordance with its terms, this "Amendment") by and among E-LOAN AUTO FUND ONE, LLC, a Delaware limited liability company (the "Borrower"), E-LOAN, INC., a Delaware corporation (the "E-Loan"), and MERRILL LYNCH BANK USA, an industrial loan company organized under the laws of Utah (together with its successors and assigns, the "Lender").

BACKGROUND

WHEREAS, the Borrower and the Lender entered into a Credit Agreement dated as of June 1, 2002, as amended by the First Amendment dated as of September 16, 2002 and as amended by the Second Amendment dated as of June 3, 2003 and as amended by the Third Amendment dated as of July 14, 2003 (as amended, supplemented and otherwise modified from time to time, the "Existing Credit Agreement"), pursuant to which the Lender extended financing to the Borrower on the terms and conditions set forth therein;

WHEREAS, the parties to the Existing Credit Agreement desire to amend the Existing Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1.  Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Existing Credit Agreement.

SECTION 2.  Amendment. Effective upon the execution and delivery of this Amendment:

(a)   Schedule N of the Table of Contents of the Existing Credit Agreement ("SCHEDULE N FORM OF DEALER AGREEMENT") shall be amended and restated in its entirety as follows:

"SCHEDULE N - RESERVED".

(b)   The Table of Contents of the Existing Credit Agreement shall be amended by deleting "SCHEDULE O FORM OF E-FUND AGREEMENT" and replacing it with "SCHEDULE O FORM OF POWERCHECK®".

(c)   Section 1.7 of the Existing Credit Agreement shall be amended by (i) deleting "Schedule N Form of Dealer Agreement" and replacing it with "Schedule N - Reserved", and (ii) deleting "Schedule O - Form of E-Fund Agreement" and replacing it with "Schedule O - Form of PowerCheck®".

(d)   Section 2.7.1 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

2.7.1 The Borrower's obligation to pay the principal of and interest on all amounts advanced by the Lender pursuant to all Advances shall be evidenced by a note of the Borrower (the "Note"), which shall (1) be dated the Closing Date, (2) be in the stated principal amount of up to the Credit Facility Limit, (3) bear interest as provided herein, (4) be payable to the order of the Lender and mature on the Termination Date, (5) be entitled to the benefit of the Auto Fund Security Agreement and (6) be substantially in the form of Schedule L to this Agreement.

(e)   Section 3.7(a) of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

(a) At all times on and after the Closing Date, the Borrower shall have established and shall maintain one or more Hedge Agreements with an aggregate notional schedule provided by the Administrator on behalf of the Borrower and acceptable to the Lender and consistent with a strategy designed to offset the risk of interest rate movements, which strategy (the "Hedge Strategy") shall include, without limitation, the execution of Hedge Agreements which (i) are calculated to avoid or remedy any Excess Spread Deficiency or Swap Spread Deficiency, (ii) provide that the notional amounts thereunder shall amortize according to the expected amortization of the Aggregate Loan Balance as of the date of execution of each such Hedge Agreement (assuming a prepayment speed of 1.4% or 1.5% ABS) and (iii) in the aggregate, shall cover 100% of the then Aggregate Loan Balance (as adjusted from time to time pursuant to the terms hereof). The Borrower shall deliver to the Secured Party a copy of each Hedge Agreement entered into between the Borrower and any other Person and each confirmation related thereto. As additional security hereunder, the Borrower shall, pursuant to the Auto Fund Security Agreement, assign to the Lender all rights (but none of the obligations) of the Borrower under each Hedge Agreement, including, but not limited to, all present and future amounts payable by a Hedge Counterparty to the Borrower under or in connection with such Hedge Agreement, and all such amounts payable by a Hedge Counterparty shall be paid by it directly to the Collection Account. The Borrower acknowledges that, as a result of such assignment, it may not, without the prior written consent of the Lender, exercise any rights under any Hedge Agreement that would adversely affect the rights of the Lender, as the beneficiary of the Borrower's assignment of its rights under such Hedge Agreement to the Lender; provided that nothing herein or in the Auto Fund Security Agreement shall have the effect of releasing the Borrower from any of its obligations under a Hedge Agreement nor be construed as requiring the consent of the Lender for the performance of the Borrower's obligations thereunder.

(f)   Section 3.7(d) of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

(d) The Administrator agrees that at no time during the term of this Agreement will the aggregate notional amounts for the then current calculation period of all outstanding transactions under each Hedge Agreement then in effect materially mismatch the then Aggregate Loan Balance (i.e., the difference between the aggregate notional amounts for the then current calculation period of all outstanding transactions under each Hedge Agreement then in effect is less than or greater than the Aggregate Loan Balance by five percent (5%)) after giving effect to each payment of principal on the related Payment Date. Swap transactions that are entered into on a forward basis that relate to Advances funded during the then current calculation period are to be included in the aggregate notional amounts for the then current calculation period of all outstanding transactions under each Hedge Agreement then in effect. So long as any Excess Spread Deficiency, Swap Spread Deficiency, Event of Default or Pending Event of Default is then continuing, neither the Administrator nor the Borrower may exercise any discretion in selecting the specific agreements and notional amounts thereof to be terminated or reduced. In the event that at any time there is a material mismatch (i.e., the difference between the aggregate notional amounts for the then current calculation period of all outstanding transactions under each Hedge Agreement then in effect is less than or greater than the Aggregate Loan Balance by five percent (5%)) between the existing Hedge Agreements and the Aggregate Loan Balance, the Lender shall have the right in its sole discretion to reduce or increase, as necessary, the notional amounts, in whole or in part, for all outstanding transactions under each Hedge Agreement then in effect, based on the respective notional amounts for current and remaining calculation periods in accordance with the requirements of this Section 3.7.

(g)   Section 6.1(x) of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

(x)   each of the PowerCheck® and Note and Security Agreements, entered into (whether by assignment or otherwise) by the Seller with respect to any Contract is in substantially the form attached hereto as Schedule O and Schedule P, respectively, and any changes therefrom related to any particular Contract are not adverse to the Lender;

(h)   Section 7.1.1(u) of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

(u) the Borrower shall (x) cause the Servicer, upon the Servicer's knowledge of any lapse of insurance, to provide notice to the Obligor of such lapse and (y) require each Obligor to maintain adequate liability insurance and casualty insurance covering loss or damage to the Financed Vehicle described in the related Contract;

(i)   Section 7.1.1(cc) of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

(cc) in connection with any Obligor refinancing or lease-buy-out of a Vehicle, the Borrower (x) has verified the vehicle identification number of such Vehicle and (y) has (1) with respect to a refinancing of a Vehicle, paid the refinanced amount under the related Contract to the Obligor if the Borrower from a review of the Obligor's credit application and credit report, (i) has identified the identity of the prior lender, (ii) has identified the amount necessary to pay off all amounts to such prior lender so that such prior lender will discharge any Lien or other interest it may have with respect to the Financed Vehicle and (iii) caused the Obligor to agree that it shall pay the payoff amount directly to such prior lender; or, otherwise, pay the refinanced amount under the Contract directly to the prior lender and (2) with respect to a lease-buy-out, pay the lease purchase option under the related Contract directly to the Obligor if the Borrower, from a review of the Obligor's credit application and credit report, (i) has identified the identity of the lessor, (ii) has identified the amount necessary to exercise such lease-buy-out and provide the Obligor with good and marketable title to such motor vehicle free and clear of all Liens, and (iii) caused the Obligor to agree that it shall pay the payoff amount directly to such lessor; or, otherwise, pay the lease purchase option under the Contract directly to the lessor, provided, however, that the refinancing or lease-buy-out transaction (as the case may be) is originated in conformity with the PowerCheck® instructions, Eligibility Criteria, guidelines for completing the PowerCheck®, and other terms and conditions described in the PowerCheck® applicable to refinancing or lease-buy-out transaction (as the case may be).

(j)   The definition of "Contract" in Schedule A of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

"Contract" means the PowerCheck®, Note and Security Agreement and each other agreement delivered in connection therewith or pursuant thereto relating to a Vehicle (together with all amendments, supplements and other modifications thereto), which was originated by the Seller and pursuant to which the related Obligor is required to repay the related Amount Financed in full during the term of such agreement or contract.

(k)   The definition of "Eligible Non-Franchised Dealer" in Schedule A of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

"Eligible Non-Franchise Dealer" means (1) CarMax, (2) Autonation, (3) Enterprise, (4) each other Person mutually agreed upon by the Lender and the Borrower and (5) sellers of vehicles that are not any of the foregoing persons and that do not comprise more than five percent (5%) of the Aggregate Outstanding Balance, in each case (x) approved by the Seller based on the Non-Franchise Dealer Procedures attached as Exhibit B to the Contribution and Sale Agreement and (y) a party to a PowerCheck ®.

(l)   the definition of "Credit Facility Limit" in Schedule A of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

"Credit Facility Limit" means an amount equal to One Billion Dollars ($1,000,000,000).

(m)   The definition of "E-Fund Agreement" as set forth in Appendix A to the Agreement is hereby deleted in its entirety.

(n)   The definition of "Lender's Percentage" as set forth in the Third Amendment to the Existing Credit Agreement is hereby amended and restated in its entirety.

"Lender's Percentage" means, for each Payment Date, an amount equal to the sum of (A) the product of (w) the quotient of (i) the Outstanding Balance of all Shared Distribution Receivables as of the last day of the immediately preceding Monthly Period, divided by (ii) the Aggregate Outstanding Balance as of the last day of the immediately preceding Monthly Period, multiplied by (x) fifteen percent (15%); and (B) the product of (y) the quotient of (i) the Outstanding Balance as of the last day of the immediately preceding Monthly Period of all Receivables sold to Borrower beginning on July 1, 2004 divided by (ii) the Aggregate Outstanding Balance as of the last day of the immediately preceding Monthly Period, multiplied by (z) eight and one half percent (8.5%).

(o)   The definition of "PowerCheck®" is hereby added to Schedule A of the Existing Credit Agreement and Schedule A is hereby amended and supplemented to add the following defined term in appropriate alphabetical order:

"PowerCheck®" means a draft originated by the Originator to an Obligor for the purchase (including purchases from a Dealer or Eligible Non-Franchise Dealer, person-to-person transactions, and lease buy-out transactions) or refinancing of a vehicle, substantially in the form of Schedule O to the Existing Credit Agreement.

(p)   The defined term "Receivable File" as set forth in Schedule A of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

"Receivable File" means:

(a) with respect to a Contract for the purchase (including, for greater certainty, a person-to-person purchase) of a Vehicle by the related Obligor, collectively, the following documents or instruments:

1. the original fully executed Contract (including, without limitation, each PowerCheck® and Note and Security Agreement) together with all amendments and modifications thereto;

2. a true and complete copy of (i) the credit application of the related Obligor (which may be a hard copy or in an electronic medium that may be accessed by the Servicer) and (ii) the bill of sale with respect to Obligors that have a FICO score under 700;

3. if there is a co-signer/co-obligor on the Contract, a true and complete copy of the duly executed notice to co-signer/co- obligor delivered to the co-signer/co-obligor as required by law, which notice is set forth in the related Note and Security Agreement;

4. original fully executed promissory notes and true and complete copies of all letters of credit, agreements, documents and instruments relating to, evidencing, securing or guarantying the loan to the related Obligor;

5. within 240 days after the related Transfer Date of such Contract, the original Certificate of Title (which may be a hard copy or, if authorized by applicable law, in an electronic medium that may be accessed by the Servicer) for the related Financed Vehicle, indicating the Seller, the Borrower or the Secured Party as the sole lienholder or legal owner thereof; and

6. any and all other documents (including, without limitation, all documents required to be provided by Obligors under the PowerCheck® used in connection with person-to-person purchase transactions) that the Seller shall keep on file, in accordance with its customary procedures, relating to the Sold Assets (including, without limitation, the Receivable and the related Financed Vehicle) or the related Obligor;

(b) with respect to a Contract for the refinance or lease-buy-out of a Vehicle by the related Obligor:

1. the original fully executed Contract (including, without limitation, each PowerCheck® and Note and Security Agreement or other form of Contract, if applicable) together with all amendments and modifications thereto;

2. a true and complete copy of (i) the credit application of the related Obligor (which may be a hard copy or in an electronic medium that may be accessed by the Servicer) and (ii) the bill of sale with respect to Obligors that have a FICO score under 700;

3. if there is a co-signer/co-obligor on the Contract, a true and complete copy of the duly executed notice to co-signer/co- obligor delivered to the co-signer/co-obligor as required by law, which notice is set forth in the related Note and Security Agreement;

4. original fully executed promissory notes and true and complete copies of all letters of credit, agreements, documents and instruments relating to, evidencing, securing or guarantying the loan to the related Obligor;

5. within 240 days after the related Transfer Date of such Contract, the original Certificate of Title (which may be a hard copy or, if authorized by applicable law, in an electronic medium that may be accessed by the Servicer) for the related Financed Vehicle, indicating the Seller, the Borrower or the Secured Party as the sole lienholder or legal owner thereof; and

6. any and all other documents that the Seller shall keep on file, in accordance with its customary procedures, relating to the Receivable, the related Obligor or the related Financed Vehicle, including, without limitation, any record, in a format acceptable to the Secured Party (e.g., compact disc), of each draft executed by a prior lender/lienholder setting forth the acknowledgment by such lender/lienholder of the release of its lien.

(q)   Schedule I to the Existing Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Schedule I.

(r)   Exhibit I-a to the Existing Credit Agreement is hereby deleted in its entirety.

(s)   Schedule J to the Existing Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Schedule J.

(t)   Schedule N to the Existing Credit Agreement is hereby deleted in its entirety.

(u)   Schedule O to the Existing Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Schedule O.

SECTION 3.  Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 4.  Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES; PROVIDED, THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.  Miscellaneous. The Existing Credit Agreement, as amended hereby, remains in full force and effect. Any reference to the Existing Credit Agreement from and after the date hereof shall be deemed to refer to the Existing Credit Agreement as amended hereby, unless otherwise expressly stated. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement.

SECTION 6.  Representations, Warranties & Covenants.

(a) The Borrower hereby confirms that each of its representations, warranties and covenants set forth in the Existing Credit Agreement are true and correct as of the date first written above with the same effect as though each had been made as of such date, except to the extent that any of such representations, warranties or covenants expressly relate to earlier dates. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and E-Loan and the Borrower hereby ratify their respective obligations thereunder.

(b) The Borrower confirms that as of the date hereof its obligations under the Existing Credit Agreement, as amended by this Amendment, and the other Credit Documents are in full force and effect and are hereby ratified. The Borrower represents and warrants that (i) the Termination Date has not occurred and no Event of Default, or condition or event which, after notice or lapse of time or both, will constitute an Event of Default, has occurred, (ii) it has the power and is duly authorized to execute and deliver this Amendment, (iii) this Amendment has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation enforceable against it in accordance with its terms, (iv) it is and will continue to be duly authorized to perform its obligations under this Amendment and the other Credit Documents, (v) the execution, delivery and performance by it of this Amendment does not and will not require any consent or approval, which has not already been obtained, from any Governmental Authority, shareholder or any other Person, and (vi) the execution, delivery and performance by it of this Amendment shall not result in the breach of, or constitute a default under, any material agreement or instrument to which it is a party.

SECTION 7.  Amendment of Servicing and Custodian Agreement. Each of the Servicer and the Custodian acknowledges and consents to the terms and conditions of this Amendment.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

E-LOAN AUTO FUND ONE, LLC, as Borrower

By: :____/s/ Mark Lefanowicz____________
Name: Mark Lefanowicz
Title: President

E-LOAN, INC.

By:____/s/ Mark Lefanowicz_____________
Name: Mark Lefanowicz
Title: President & COO

MERRILL LYNCH BANK USA, as Lender

By:____/s/ Joseph Magnus________________
Name: Joseph Magnus
Title: Director

ACKNOWLEDGED AND AGREED:

SYSTEMS & SERVICES TECHNOLOGIES,
INC., as Servicer and Custodian

By: ___/s/ Kimberly K. Costa _______________
Name: Kimberly K. Costa
Title Vice President

SCHEDULE I

FORM OF GENERAL UNDERWRITING CRITERIA

**Confidential Treatment Requested

Underwriting Guidelines - Credit/Scoring/Authorities

Overview - Credit Authorities

Introduction

Credit Authority will be established for each level by role as defined below. Authorities are "up to and including" the amounts indicated. Exceptions to the amounts shown below may be made based upon need and other factors, but only with concurrence of Credit Risk Management and the General Manager.

Credit Authorities
 The following table provides the lending limits and allowable exceptions related to the corresponding role.

[**]

Documentation of Exceptions	All exceptions are required to be documented in detail, in the note section of APPRO.

Continued on next page

**Confidential Treatment Requested

Credit Authorities, Continued

Role/Exception
Definitions

[**]

Additional Responsibilities

Managers should regularly review exceptions and overrides approved by Supervisors/Sr. Analysts.
During weekend, holiday, off-hour work, or under other special circumstances, temporary credit authority may be delegated to qualified individuals with lesser authority.
Note: Decisions made during these periods require later concurrence by the appropriate authority level.

**Confidential Treatment Requested

SCHEDULE J

ELIGIBILITY CRITERIA

The following are the eligibility criteria applicable to each Contract on the applicable Drawdown Date:

[**]

SCHEDULE O*

FORM OF POWERCHECK®

O-1 - PowerCheck® Forms for Purchase from Dealers

O-2 - PowerCheck® Forms for Refinancing Transactions

O-3 - PowerCheck® Forms for Lease Buy-Out Transactions

O-4 - PowerCheck® Forms for Person-to-Person Transactions

*This Exhibit has been omitted in accordance with Item 601 of Regulation S-K, and will be provided upon request.